CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northeast Investors Trust and to the use of our report dated November 26, 2025 on the financial statements and financial highlights of Northeast Investors Trust. Such financial statements and financial highlights appear in the 2025 Annual Financial Statements in Form N-CSR, which is incorporated by reference into this Registration Statement.

Philadelphia, Pennsylvania

January 30, 2026